Exhibit 99-A

JPMorgan Trust I

JP Morgan Trust II

Undiscovered Managers Funds

J.P. Morgan Mutual Fund Group

J.P. Morgan Fleming Mutual Fund Group, Inc.

J.P. Morgan Mutual Fund Investment Trust

JPMorgan Insurance Trust

UM Investment Trust

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints George C.W. Gatch, Robert L. Young, Patricia A. Maleski, Stephanie J. Dorsey, Jessica K. Ditullio, Stephen M. Benham, Nancy E. Fields, Elizabeth A. Davin, John T. Fitzgerald, Pamela L. Woodley, Susan Canning, Ellen W. O’Brien, Stephen M. Ungerman, Arthur A. Jensen, Laura S. Melman, Joseph Bertini and Thomas J. Smith, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign any and all registration statements or other filings made with the Securities and Exchange Commission or any state regulatory agency or authority applicable to the above named Trusts, and any amendments or supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Trustee or officer of the Trusts, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Powers of Attorney may be signed in one or more counterparts, each of which shall me deemed an original, but all of which together shall constitute one and the same document.

/s/Fergus Reid, III	/s/Peter C. Marshall
Fergus Reid, III	Peter C. Marshall
Trustee and Chairman	Trustee

/s/William J. Armstrong	/s/Marilyn McCoy
William J. Armstrong	Marilyn McCoy
Trustee	Trustee

/s/Roland R. Eppley, Jr.	/s/William G. Morton
Roland R. Eppley, Jr.	William G. Morton
Trustee	Trustee

/s/John F. Finn	/s/Robert A. Oden, Jr.
John F. Finn	Robert A. Oden, Jr.
Trustee	Trustee

/s/Matthew Goldstein	/s/Frederick W. Ruebeck
Matthew Goldstein	Frederick W. Ruebeck
Trustee	Trustee

/s/Robert J. Higgins	/s/James J. Schonbachler
Robert J. Higgins	James J. Schonbachler
Trustee	Trustee

/s/Leonard M. Spalding, Jr.

Leonard M. Spalding, Jr.

Trustee

Dated May 7, 2007